UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 30, 2006

                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction if incorporation)

       000-50485                                      74-2914331
-----------------------------------------------------------------------------
(Commission File Number No.)                 (I.R.S. Employer Identification)

                      5601 West Waco Drive, Waco, TX 76710
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                 (254) 772-2120
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 4.01 Changes in Registrant's Certifying Accountant

On January 31, 2006, Central Freight Lines, Inc. engaged a new auditing firm, McGladrey & Pullen LLP ("McGladrey"), as our independent registered public accounting firm to audit our financial statements. Our Audit Committee recommended and approved the change of accountants. On January 30, 2006, we dismissed KPMG LLP ("KPMG"), who had served as our independent registered public accounting firm for the two fiscal years ended December 31, 2004 and for the interim periods through October 1, 2005 and until the appointment of McGladrey. The decision to change accountants was determined by the Audit Committee to be in our best interests at the current time.

During the two fiscal years ended December 31, 2004, and the subsequent interim periods preceding the change in accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement(s) in connection with its reports on our consolidated financial statements. KPMG's report on our financial statements for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2004, and the subsequent interim periods preceding the change in accountants, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that we disclosed in Item 9A, Controls and Procedures, of our Annual Report on Form 10-K for the year ended December 31, 2004, that in evaluating our internal controls over financial reporting, we identified deficiencies that we considered to be material weaknesses. The material weaknesses in our internal controls related to the following facts and circumstances: our policies and procedures were not sufficient to ensure that transactions processed through our billing system resulted in accurate reporting of revenue, we did not reconcile our physical inventories to the year-end general ledger, and we did not maintain policies and procedures to ensure that the valuation allowance associated with deferred taxes was in accordance with accounting principles generally accepted in the United States. Due to these material weaknesses, in preparing our consolidated financial statements as of and for the year ended December 31, 2004, we performed additional procedures relating to revenue, accounts receivable, inventory, and income taxes to ensure that the consolidated financial statements were stated fairly in all material respects in accordance with accounting principles generally accepted in the United States. We determined that the material weaknesses did not have an impact on the reported year-end financial results.

We provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The KPMG response is filed with this amendment to Form 8-K as Exhibit 16.1.

During our two most recent fiscal years, and the subsequent interim periods preceding the change in accountants, McGladrey was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits. See Below

Exhibit
Number          Description

   16.1         Letter from KPMG LLP to the Securities and
                Exchange Commission, dated February 2, 2006, regarding change in certifying accountant.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CENTRAL FREIGHT LINES, INC.

Date: February 3, 2006


                                              By:    /s/ Jeffrey A. Hale
                                                     -------------------
                                              Name:  Jeffrey A. Hale
                                                     Chief Financial Officer







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Exhibit 16.1


Graphic Omitted


February 2, 2006


Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously engaged as principal accountants to audit the consolidated financial statements of Central Freight Lines, Inc. as of and for the year ended December 31, 2005. On January 30, 2006, we were dismissed. We have read Central Freight Lines, Inc.'s statements included under Item 4.01 of its Form 8-K dated January 30, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with Central Freight Lines, Inc.'s statement that the audit committee recommended and approved the change of accountants, that the decision to change accountants was determined by the audit committee to be in their best interests at the current time, and that during the most two recent fiscal years, and the subsequent interim periods preceding the change in accountants, McGladrey was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements.

Very truly yours,

KPMG LLP

/s/ Frederick W. Kraft
Partner







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